UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Estimated Value Per Share

On December 2, 2010, the Board of Directors of KBS Real Estate Investment Trust, Inc. (the “Company”) approved an estimated value per share of the Company’s common stock of $7.32 based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding, all as of September 30, 2010. There have been no material changes to the net values of the Company’s assets and liabilities that existed at September 30, 2010, between September 30, 2010 and the date of this filing. The Company is providing this estimated value per share to assist broker dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). The estimated value per share was based upon the recommendation and valuation of KBS Capital Advisors (the “Advisor”), the Company’s external advisor.

FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. As with any valuation methodology, the Advisor’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange.

Methodology

The Company’s goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Company and the Advisor deem to be appropriate valuation methodologies and assumptions. The following is a summary of the valuation methodologies used by the Advisor to value the Company’s assets and liabilities:

Investments in Real Estate: For purposes of calculating an estimated value per share, the Advisor estimated the value of the Company’s investments in real estate by using a 10-year discounted cash flow analysis. The Advisor calculated the value of the Company’s investments in real estate using internally prepared cash flow estimates, terminal capitalization rates and discount rates that fall within ranges the Advisor believes would be used by similar investors to value the properties the Company owns. The capitalization rates and discount rates were calculated utilizing methodologies that adjust for various property specific and market specific information. The resulting capitalization rates were compared to historical average capitalization rate ranges that were obtained from third-party service providers for specific metro areas and applied on a property-by-property basis. The calculated discount rates were compared to a number of data points including third-party estimates, a variety of weighted-average cost of capital calculations and yields and changes in yields on benchmark securities over the last year. The cash flow estimates were developed for each property by the real estate professionals at the Advisor based on their expertise in managing commercial real estate and preparing real estate valuations for pension funds and institutional investors that have invested in other KBS-sponsored funds. While the Advisor believes a 10-year discounted cash flow analysis is an industry standard and an acceptable valuation methodology to determine fair value in accordance with GAAP (“GAAP fair value”), the estimated values for the Company’s investments in real estate may or may not represent current market values or GAAP fair values. Real estate is currently carried at its amortized cost basis, adjusted for any impairments recognized to date, in the Company’s financial statements.

Real Estate Held-for-Sale: The Advisor valued the real estate held-for-sale at the net proceeds from the sale on October 19, 2010.

Foreclosed Real Estate Held-for-Sale: The Advisor valued the foreclosed real estate held-for-sale at its book value which it believes equals its GAAP fair value.

Real Estate Loans Receivable: For purposes of calculating an estimated value per share, the values of the real estate loans receivable were generally estimated by using discounted cash flow analyses over the remaining expected lives of the investments. In several cases, the expected lives of the investments included an assumed extension of the maturity of the Company’s loans, the loans senior to the Company’s position and/or the repurchase agreements secured by the Company’s investments, beyond the existing contractual maturity dates or extension options. Failure to achieve such extensions could result in a significant reduction in the estimated value per share of the Company’s stock. The cash flow estimates used in the analyses during the term of the investments were generally the contractual cash flows, if the cash flow model developed by the Advisor for the assets securing the loan supported the contractual cash flows. If the projected cash flows did not support the contractual cash flows, the cash flow models for the real estate assets securing the loans were used to determine the cash flow available to the Company. The amount of principal or return of investment to be received at maturity of the note, the maturity of notes senior to the Company’s position in the capital stack or the maturity of repurchase agreements secured by the Company’s investments (or the estimated extended maturity of any such loans), was calculated by applying terminal capitalization rates determined by the Advisor to the cash flows in the model developed by the Advisor for the year subsequent to the expected repayment and subtracting the balance of any positions senior to the Company. The cash flow estimates were developed for each portfolio or underlying property by the real estate professionals at the Advisor based on their expertise in managing commercial real estate and underwriting loans on such real estate.

The terminal capitalization rates used were compared to the same historical third-party data used in the analysis of the real estate capitalization rates. The discount rates used were the Advisor’s estimates of appropriate yields for such instruments given a long-term hold strategy for the respective investments and hold periods assuming a high probability of achieving the expected cash flows and a liquid market which generally resulted in lower discount rates than those used for GAAP fair value purposes. The discount rates were compared to a number of yields for benchmark securities, pricing estimates for various loan types and changes in yields on benchmark securities over the last year.

The Advisor calculated the estimated value of one loan secured by a hotel based on a price per key analysis. In addition, the Advisor determined the value of an unsecured loan with a book value of zero based on the amount the Advisor anticipates the Company could collect via settlement of its lawsuit against the borrower, which is currently involved in a bankruptcy proceeding.

The estimated values for the real estate loans receivable do not represent current market values or GAAP fair values. The GAAP fair values disclosed in the Company’s financial statements are based on expected cash flows discounted at rates that the Company expects a market participant would require for instruments with similar characteristics, including remaining loan term, loan-to-value ratios, type of collateral, current performance, credit enhancements and other factors. The expected cash flows for unimpaired loans receivable are the contractual cash flows, while the cash flows for impaired loans receivable may reflect reduced cash flow amounts. The estimated value of the real estate loans receivable for purposes of the Company’s estimated value per share was higher than the GAAP fair value of the investments disclosed in the Company’s financial statements by approximately $0.42 per share, primarily due to using lower discount rates and assuming the extension of the hold periods for certain investments.

Real Estate Securities: For purposes of calculating an estimated value per share, the Advisor estimated the value of the Company’s fixed rate real estate securities using a discounted cash flow model. The cash flow estimate was prepared and stress-tested for various changes in default rates, severity of defaults and recoveries, all of which resulted in full collection. Those results are consistent with the results of the analyses performed at the time of acquisition. The discount rate used was the Advisor’s estimate of an appropriate yield for such securities, assuming full collection at maturity based on the stress-tested cash flow model. The Company does not currently expect to sell these securities prior to maturity, and believes the most likely resolution will be receipt of the full principal balance at maturity or within a reasonable period of time thereafter. Therefore, the Company believes its estimated value is appropriate for purposes of calculating an estimated value per share. This estimated value for the fixed rate securities does not represent a current market value or fair value according to GAAP. The GAAP fair value used in the Company’s financial statements for the fixed rate securities is based on a dealer quote that fell within a range of current values the Company believes to be reasonable based on current market prices and discount rates for similar securities. The estimated value of the fixed rate securities for purposes of the Company’s estimated value per share was higher than the GAAP fair value of the fixed rate securities in the Company’s financial statements by approximately $0.28 per share. The Advisor estimated the value of the Company’s floating rate real estate securities at zero, which is consistent with the GAAP fair value of the floating rate securities.

Investments in Joint Ventures: To calculate the estimated value of the Company’s investments in both consolidated and unconsolidated joint ventures, the Advisor utilized a discounted cash flow analyses based on the expected residual cash flows to the Company’s investment positions over the remaining expected lives of the investments, which was generally based on the maturity dates and structure of the debt of the joint ventures after adjusting for modifications the Company hopes to achieve to the structure and/or maturity of such debt. The cash flow estimates used in the analyses during the term of the investments were the residual cash flows available to the Company’s investment position after paying debt service and making distributions to other parties based on the existing governing documents of the joint ventures or modifications or agreements the Company hopes to execute related to such joint ventures. The amount of capital returned at the end of the expected remaining lives was calculated by applying terminal capitalization rates determined by the Advisor to the cash flows in the model developed by the Advisor for the year subsequent to the expected repayment and subtracting the balance of any debt or equity positions senior to the Company in the capital stack. The cash flow estimates were developed for each underlying property by the real estate professionals at the Advisor based on their expertise in managing commercial real estate and underwriting loans on such real estate. The estimated value of the Company’s unconsolidated joint venture for purposes of the Company’s estimated value per share was higher than its GAAP fair value in the Company’s financial statements by approximately $0.33 per share. There is no estimated GAAP fair value provided in the financial statements for the Company’s consolidated joint venture.

Notes Payable and Repurchase Agreements: The estimated value of the Company’s notes payable and repurchase agreements not held in joint ventures were determined using discounted cash flow analyses. The cash flows were based on the remaining loan terms, including extensions expected to be exercised, and on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral. The estimated values of the Company’s notes payable and repurchase agreements not held in joint ventures are equal to the GAAP fair values for such liabilities used to calculate the total fair value of notes payable and repurchase agreements disclosed in the Company’s financial statements.

Other Assets and Liabilities: The carrying values of a majority of the Company’s other assets and liabilities are considered to equal fair value due to their short maturities. Certain balances, including interest receivable on real estate-related assets and above/below market leases related to real estate investments, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments. The Advisor has also excluded redeemable common stock as temporary equity does not represent a true liability to the Company and the shares that this amount represents are included in the Company’s total outstanding shares of common stock for purposes of calculating the estimated value per share of the Company’s common stock.

The estimated value per share of the Company’s common stock does not reflect a liquidity discount for the fact that its shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, a discount for corporate overhead and other costs that may be incurred, or a discount for the fact that the Company is currently externally managed. Different parties using different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future.

Limitations of Estimated Value Per Share

As mentioned above, the Company is providing this estimated value per share to assist broker dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations. The estimated value per share set forth above will first appear on December 2010 customer account statements that will be mailed in January 2011. As with any valuation methodology, the Advisor’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share. Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•

a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares of common stock would trade at the estimated value per share on a national securities exchange;

•	an independent third-party appraiser or other third-party valuation firm would agree with the Company’s estimated value per share; or

•	the methodology used to estimate the Company’s value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding, all as of September 30, 2010. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. The Company expects to engage the Advisor and/or an independent valuation firm to update the estimated value per share on an annual basis, but is not required to update the estimated value per share more frequently than every 18 months.

Risks Related to the Company’s Investment in the GKK Mezzanine Loan

For purposes of estimating the value of the Company’s investment in the GKK Mezzanine Loan, with a book value of $457.9 million as of September 30, 2010, the Company assumed that it would extend the term of its loan past its contractual maturity date of March 2011 as it believes it is unlikely the borrower will be able to repay the loan at maturity. On November 2, 2010, Gramercy Capital Corp. (“Gramercy”), the parent company of the borrower under the GKK Mezzanine Loan, issued a press release stating that it does not expect that it will be able to refinance the entire amount of mortgage and mezzanine indebtedness related to the Gramercy Realty portfolio (which is the division of Gramercy that contains the borrower under the GKK Mezzanine Loan) prior to the final maturity of the loans and that it is unlikely to have sufficient capital to satisfy any shortfall. Gramercy continues to negotiate with its lenders to further extend or modify its mortgage and mezzanine loans. While the Company is willing to extend the GKK Mezzanine Loan, the GKK Mezzanine Loan serves as security for two repurchase agreements, with a total book value of $271.4 million as of September 30, 2010, that are due concurrently with the maturity of the GKK Mezzanine Loan and that are guaranteed by the Company. While the Company is attempting to negotiate an extension or restructuring of the repurchase agreements, there is no guarantee that it will be able to repay or refinance the amounts outstanding under the repurchase agreements or renegotiate the terms of the repurchase agreements. If the Company is unable to repay, extend or restructure the repurchase agreements it may have to relinquish the GKK Mezzanine Loan to the lenders under the repurchase agreement. Such an occurrence could result in a significant reduction in the estimated value per share of the Company’s stock. However, if such an event were to occur, while the Company would lose its asset, the lenders would be required to return to the Company any proceeds they received from the sale of the GKK Mezzanine Loan in excess of the outstanding balances of the repurchase agreements and their costs. Please refer to our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the period ended September 30, 2010 for further discussion and detail regarding this investment, the repurchase agreements secured by this investment and the risks related to both.

Dividend Reinvestment Plan

In accordance with its dividend reinvestment plan, upon the Company’s announcement in a public filing with the Securities and Exchange Commission that the Company has established an estimated value per share of common stock that is not based on the price to acquire common stock in a public offering, participants in the dividend reinvestment plan will acquire shares of common stock under the plan at a price equal to the estimated value per share of the Company’s common stock. Commencing on the next purchase date, which is December 15, 2010, participants will acquire shares under the dividend reinvestment plan at $7.32 per share.

Also as provided under the dividend reinvestment plan, and in addition to the standard termination procedures, a dividend reinvestment plan participant shall have no less than two business days after the date the Company publicly announces a new estimated value per share in a filing with the Securities and Exchange Commission to terminate participation. If a participant wishes to terminate participation in the dividend reinvestment plan effective as of the December 15, 2010 purchase date, participants must notify the Company in writing of such decision, and the Company must receive the notice by the close of business on December 14, 2010.

Notice of termination should be sent to:

Regular Mail KBS Real Estate Investment Trust, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	Overnight Address KBS Real Estate Investment Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

To the extent permitted under state securities laws, if the Company paid selling commissions in connection with the sale of shares to a participant in the primary offering, the Company may pay a 3% selling commission, or $0.22 per share, on any shares issued to a participant under the dividend reinvestment plan. The Company will not pay selling commissions on shares issued to residents of Ohio under the dividend reinvestment plan commencing with plan purchases for dividend record dates after September 30, 2008. The Company will pay any selling commissions to KBS Capital Markets Group, the dealer manager of the offering. KBS Capital Markets Group will re-allow any selling commissions payable on shares purchased through the dividend reinvestment plan to the broker-dealer associated with such account.

Broker-dealers may agree to waive selling commissions on dividend reinvestment plan shares in which case no selling commissions will be paid to any person in connection with the sale of such shares. All sales of shares under the dividend reinvestment plan will be at the same price regardless of whether the Company pays selling commissions on the sale of the shares. If no selling commissions are paid on the sale of the dividend reinvestment plan shares, the amount that would have been paid as a selling commission is retained and used by the Company.

The Company will not pay any dealer manager fee for shares sold under the dividend reinvestment plan. In addition to selling commissions, the Company will incur expenses related to the offering, such as legal, accounting, printing, mailing and filing fees. KBS Capital Advisors has agreed to reimburse the Company to the extent selling commissions and other organization and offering expenses incurred by the Company in connection with the dividend reinvestment plan exceed 15% of aggregate gross offering proceeds from the plan.

Share Redemption Program

In accordance with the Company’s share redemption program, once the Company establishes an estimated value per share, the redemption price for all stockholders will be equal to the estimated value per share. The Company redeems shares on the last business day of each month. Effective for the December 31, 2010 redemption date, the redemption price for all stockholders will be $7.32 per share. For a stockholder’s shares to be eligible for redemption in a given month, the Company must receive a written redemption request from the stockholder or from an authorized representative of the stockholder setting forth the number of shares requested to be redeemed at least five business days before the redemption date. As previously disclosed, based on the Company’s budgeted expenditures, and except with respect to redemptions sought upon a stockholder’s death, “qualifying disability” and “determination of incompetence” (as such terms are defined under the plan), the Company does not currently expect to have funds available for redemption for the remainder of 2010.

At the December 2, 2010 meeting of the Board of Directors, the Board also reviewed the Company’s budgeted expenditures for 2011. The Company’s share redemption program has several limitations, one of which is as follows:

•

During each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year less amounts the Company deems necessary from such proceeds to fund current and future: capital expenditures, tenant improvement costs and leasing costs related to the Company’s investments in real estate properties; reserves required by financings of the Company’s investments in real estate properties; and funding obligations under the Company’s real estate loans receivable, as each may be adjusted from time to time by management, provided that if the shares are submitted for redemption in connection with a stockholder’s death, “qualifying disability” (as defined under the share redemption program) or “determination of incompetence” (as defined under the share redemption program), the Company will honor such redemptions to the extent that all redemptions for the calendar year are less than the amount of the net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year.

Based on the Company’s 2011 budgeted expenditures, and except with respect to redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” on December 2, 2010, the Board of Directors determined that the Company is not expected to have funds available for redemption in 2011. The Board will revisit its determination if circumstances change during the year. The Company may amend, suspend or terminate the program upon 30 days’ notice to stockholders. The Company may provide this notice by including such information in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, or by a separate mailing to stockholders.

Forward-Looking Statements

The foregoing includes forward-looking statements, including the statements regarding the Company’s belief that it will be able to collect via settlement of its lawsuit against a borrower of one unsecured real estate loan receivable. The valuation methodology for the Company’s real estate investments assumes the properties realize the projected cash flows and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation methodology used for the Company’s investments in joint ventures and certain of its real estate loans receivable assumes securing modifications the Company hopes to achieve to the structure and/or maturity of the notes payable secured by the real estate owned by the joint ventures, the repurchase agreements secured by the GKK Mezzanine Loan and/or loans senior to the Company’s position as well as a high probability of achieving expected cash flows and a liquid market. The valuation methodology for the real estate securities assumes full receipt of the principal balance of the fixed rate securities at maturity. Though these are the Company’s and the Advisor’s best estimates as of December 2, 2010, the Company can give no assurance in this regard. These statements depend on factors such as the Company’s ability to reach a favorable settlement against the borrower referenced above and collect on such settlement, the ability of the Company to maintain occupancy levels and lease rates at its properties, the borrowers under the Company’s loan and real estate securities investments continuing to make required payments under the investments, the ability of certain borrowers to maintain occupancy levels and lease rates at the properties securing the Company’s investments, the Company’s ability to successfully negotiate modifications and extensions to loan agreements and other risks identified in Part I, Item IA of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission and the risks and uncertainties identified in Part II, Item 1A of the Company’s quarterly reports on Form 10-Q. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company estimated value per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 10, 2010	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director